Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Amendment No. 4 to the Registration Statement on Form S-4 (Registration No. 333-258582) of our report dated March 14, 2022, relating to the financial statements of SI Securities, LLC as of and for the year ended December 31, 2021. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Mazars USA LLP

New York, New York

July 11, 2022